EXHIBIT 11

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Offering Statement on Form 1-A of our report dated August 27, 2026, relating to the financial statements of Andrew Arroyo Real Estate Inc. as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025, appearing in this Offering Circular.

/s/ Ramirez Jimenez International CPAs

Irvine, California

September 11, 2026